Independent auditors' consent

The board and shareholders
IDS High Yield Tax-Exempt Fund, Inc.:

The board of trustees and unitholders Tax-Free Income Trust:
     Tax-Free High Yield Portfolio


We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.





/s/ KPMG Peat Marwick LLP
KPMG Peat Marwick LLP
Minneapolis, Minnesota
January 27, 1999